COYOTE TECHNOLOGIES LICENSE AGREEMENT


          This Coyote Technologies License Agreement (this "Agreement") is made as of this 26th day of January, 2000 (the "Effective Date"), by and between Coyote Technologies, LLC, a California limited liability company with its principal office located at Westlake Village, California ("CTL") and Coyote Leasing, LLC, a Delaware limited liability company with its principal office located in Stamford, Connecticut (the "Licensee").


                                 R E C I T A L S

          WHEREAS, CTL, Licensee, Coyote Network Systems, Inc., a Delaware corporation with its principal office located in Westlake Village, California ("CNSI"), and First Venture Leasing, LLC, a Delaware limited liability company with its principal office located in Stamford, Connecticut ("First Venture") have entered into that certain Financial Services Agreement (the "Financial Services Agreement"), and CNSI, CTL and Licensee have entered into that certain Master Remarketing Agreement, each dated as of the date hereof (collectively, the "FVL Agreements");

          WHEREAS, the Licensee will offer certain leasing and credit programs to CNSI and CTL Customers and create and develop new financing facilities and programs to be offered to CNSI and CTL Customers;

          WHEREAS, CTL now uses and may hereafter adopt certain trademarks, service marks, trade names and other designations (collectively, the "Marks") in connection with its business including without limitation those Marks identified on Schedule A attached hereto; and

          WHEREAS, CTL desires to grant a license, and Licensee desires to accept a license, to use the Marks in connection with the Business and the Products and Services, pursuant to the terms of this Agreement.

          NOW, THEREFORE, in consideration of these premises and the mutual covenants set forth herein, the parties hereby agree as follows:

          1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Financial Services Agreement. The following terms shall have the following meanings herein:

          "Affiliate" means with respect to a given Person, mean any other Person directly or indirectly controlled by or under direct or indirect common control with the Person specified.

          "Business" shall mean the business of providing the Services and of performing all other activities reasonably related thereto including without limitation leasing the Products, remarketing the Products in accordance with the Master Remarketing Agreement, and bundling the Products with non-Products.

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          "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

          "Products" shall mean any products (including, without limitation, related software licenses, but not including real estate) and related installation and maintenance services provided, furnished, manufactured, sold and/or marketed by CTL or any of its Affiliates now and in the future, and such additional goods or services of CTL or any of its Affiliates as the parties may from time to time agree.

          "Services" means the financing or leasing of Products to CTL customers.

          2. Grant of License. CTL hereby grants to Licensee an exclusive, perpetual, sublicensable, worldwide, royalty-free right and license to use the Marks in connection with the Business and the Products and Services. Licensee acknowledges that, as between CTL and Licensee, CTL is the owner of the Marks as used in connection with the Business and the Products and Services.

          3. Term and Termination. This Agreement and the license granted herein shall commence as of the Effective Date and shall be perpetual. Notwithstanding the foregoing, this Agreement shall terminate (subject to Section 8 hereof) as follows:

                    (a) if either party materially breaches any of its obligations under this Agreement, the non-defaulting party may terminate this Agreement on thirty (30) days' written notice; provided that such notice of termination shall be of no further force or effect if the default is cured by the defaulting party to the reasonable satisfaction of the non-defaulting party within sixty (60) days after receipt of such notice;

                    (b) immediately upon the dissolution of Licensee; or

                    (c) immediately upon termination or expiration of the Financial Services Agreement.

          4. Representations and Warranties. CTL represents and warrants to Licensee that (i) CTL exclusively owns or otherwise holds valid rights to the Marks and has the right to grant the licenses and rights it grants hereunder upon the terms and conditions provided herein; and (ii) the use of the Marks as permitted herein does not and will not violate any intellectual property, proprietary or other right of any Person.

          5. (a) Indemnification. From and after the date hereof, CTL shall indemnify, defend and hold harmless Licensee and its general partners, members, officers, agents, representatives, and employees (with respect to any Claims relating to (i), (ii) or (iii) below, the party to whom such indemnification obligation is owed is referred to in this Section 5 as the "Indemnified Party"), from and against any and all actions, claims, losses, costs, liabilities, and expenses (including reasonable attorneys' fees) resulting from or arising out of
(i) CTL's breach of representations, warranties, covenants or other provisions contained in this Agreement; (ii) claims asserted by third parties which, if


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proven, would place CTL in breach of representations, warranties, covenants or other provisions contained in this Agreement; or (iii) claims asserted by third parties concerning Licensee's uses anywhere throughout the world of the Marks as permitted hereunder (collectively, "Claims") and will promptly reimburse any Indemnified Party for all Claims as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened action or proceeding (collectively, "Proceeding"), whether or not such Indemnified Party is a formal party to any such Proceeding. An Indemnified Party shall not, without the prior written consent of CTL (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if the same includes an unconditional release of CTL hereunder from all liability arising out of such Proceeding.

          (b) Procedure. Promptly after an Indemnified Party receives notice of the commencement of any Proceeding in respect of which indemnification may be sought hereunder, the Indemnified Party will notify CTL; but the omission to so notify CTL shall not relieve CTL from any obligation hereunder unless, and only to the extent that, such omission results in CTL's forfeiture of substantive rights or defenses. If any such Proceeding shall be brought against CTL, CTL shall, upon written notice given reasonably promptly following the Indemnified Party's notice to CTL of any such Proceeding, be entitled to assume the defense thereof at its own expense with counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided; however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.

          6. Quality Control. Licensee agrees that the Products and Services that it renders in connection with the Marks shall equal or exceed reasonable standards hereafter identified by CTL to Licensee (provided that Licensee shall have six (6) months from the time that Licensee receives written notice of such identified reasonable standards to comply therewith). If CTL believes that the quality of Products or Services offered by Licensee under the Marks fails to meet the standard of quality set forth in this Section 6, then CTL shall so notify Licensee, specifying, in reasonable detail, the reason for such failure. Licensee will have sixty (60) days to cure the deficiency and, if such deficiency is not cured with respect to such Products and/or Services to CTL's reasonable satisfaction, then Licensee will not provide such Products and/or Services in connection with the Marks until the deficiency is cured to CTL's reasonable satisfaction.

          7. Infringement.

          (a) Licensee shall promptly notify CTL of any violation of the Marks by a third party which may come to Licensee's attention. CTL shall have the initial right to determine whether or not any action shall be taken with respect to such violation, and the nature of the action to be taken. Licensee agrees to


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cooperate in any reasonable manner with CTL in the conduct of such litigation, at CTL's expense. Any recovery obtained by CTL as a result of any such action brought under this Section 7 shall belong entirely to CTL.

          (b) In the event that CTL determines that litigation should not be commenced or otherwise fails, after a reasonable period of time, to take reasonable action to stop such infringement, Licensee may, upon CTL's written consent, do so in its own name, and CTL will cooperate in any reasonable manner with Licensee in the conduct of such litigation, at Licensee's expense. Any recovery obtained by Licensee as a result of any such action brought under this paragraph 7(b) shall belong entirely to Licensee.

          8. Effect of Termination. Within six (6) months of the effective date of termination of this Agreement (the "Phase Out Period"), Licensee shall cease all uses of the Marks. Notwithstanding the foregoing sentence, Licensee shall be permitted to use the Marks beyond the Phase Out Period in connection with transactions consummated by Licensee as part of the Services prior to termination of this Agreement. Termination of this Agreement for any reason shall not affect (i) those obligations which have accrued as of the date of termination or (ii) those obligations which, from the context thereof, are intended to survive termination of this Agreement (including without limitation the provisions of Section 5 hereof).

          9. General Provisions.

          (a) Amendments and Waivers. Except as otherwise expressly provided herein, this Agreement shall not be amended or modified in any fashion except by an instrument in writing signed by the parties hereto. Waiver by a party of any condition, or any breach of this Agreement by any other party, shall not be effective unless in a writing signed by the waiving party, and no such waiver shall operate or be construed as the waiver of any conditions other than those expressly identified in the written waiver or of the same or another breach on a subsequent occasion.

          (b) Successor and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by either party without the prior written consent of the other party.

          (c) No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Except as set forth in Article IX of the Financial Services Agreement, this Agreement is not for the benefit of any other Person, other than CTL, the First Venture Entities and their respective Subsidiaries, and no other Person, other than CTL, the First Venture Entities and their respective Subsidiaries, shall have any rights against the parties hereunder.

          (d) Rules of Construction. The headings in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person, or persona may


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require. No provision of this Agreement shall be construed against any parties hereto by reason of the extent to which such parties or its counsel participated in the drafting hereof.

          (e) CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS MADE AND ENTERED INTO UNDER THE LAWS OF THE STATE OF NEW YORK, AND THE LAWS OF THAT STATE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY THEREUNDER (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF AND THE PERFORMANCE BY PARTIES HERETO OF THEIR RESPECTIVE DUTIES AND OBLIGATIONS HEREUNDER. Each party hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to this Agreement may be brought in any jurisdiction where it or any of its assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, or both, as the other party may elect, and by execution and delivery of this Agreement, each party hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party further agrees that final judgment against such party in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such party's indebtedness. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

          (f) Severability of Provisions. If any provision of this Agreement shall be contrary to the internal laws of New York or any other applicable Law, at the present time or in the future, such provision shall be deemed null and void, but shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable Law and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement.

          (g) Counterparts; Delivery. This Agreement may be executed in one or more counterparts. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

          (h) Entire Agreement. This Agreement (including any schedules, exhibits or other attachments hereto), taken together with the other Operative Documents, constitute the entire agreement among the parties. This Agreement and the other agreements referred to in the preceding sentence supersede all prior


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and contemporaneous agreements, statements, understandings, and representations of the parties. There are no representations, warranties, agreements, arrangements, or understandings, oral or written between the parties relating to the subject matter of this Agreement which are not fully expressed herein or in the other Operative Documents. The parties agree that the traditional formulation of the parol evidence rule (whereby extrinsic evidence may not be used to vary or contradict the unambiguous terms of a document that represents a final and complete expression of the parties' agreement) shall govern in any action or proceeding that may ensue concerning this Agreement and/or the other Operative Documents.

          (i) Notices. All notices, requests, consents, or other communications required or permitted to be given under this Agreement shall be in writing, may be delivered in person by telex or telecopy, by overnight air courier, or by certified or registered mail (return receipt requested with all fees prepaid), and shall be deemed to have been duly given and to have become effective upon the date actually delivered to the parties or their assignees at the following addresses:

                  If to CTL:

                                    Coyote Network Systems, Inc.
                                    4360 Park Terrace Drive
                                    Westlake Village, California  91361
                                    Attention:  President

                  If to First Venture:

                                    First Venture Leasing, LLC
                                    C/O Acorn Roseand & Management
                                    777 Summer Street
                                    Stamford, Connecticut 06901
                                    Attention:  Mr. Robert Loonin

          The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this section.

          (j) Waiver of Jury Trial. The parties hereto hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by any party hereto against another party hereto on any matter whatsoever relating to, resulting from, arising out of, or in any way connected with this Agreement, or any amendment or breach hereof, including, without limitation, any claim or injury or damage, or the enforcement of any remedy under any Law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

          (k) Further Assurances. The parties hereto from time to time after execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary or proper to carry out and consummate the transactions contemplated by this Agreement.

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          (l) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction; provided, however, that the foregoing shall not be construed as prohibiting any party from pursuing any other rights and remedies available to it for such breach or threatened breach.

          (m) Force Majeure. Neither party shall be liable for defaults or delays due to acts of God or the public enemy, acts or demands of government or any government agency, strikes, fires, flood, accident, or other unforeseeable causes beyond its control and not due to its fault or negligence. Any party desiring to excuse its default or delay for any such reason shall notify the other party of the cause of such default or delay within five (5) days after the beginning thereof.

          (n) Relationship of Parties. Nothing contained in this Agreement shall be construed as constituting a partnership or agency relationship between the parties hereto. On and after the Effective Date, the relationship of the parties one to another for all purposes shall be that of independent contractors.






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          IN WITNESS WHEREOF the undersigned hereto execute this Agreement.

                                          COYOTE TECHNOLOGIES, LLC

                                          By:
                                                 -----------------------
                                          Name:

                                          Title:


                          CERTIFICATE OF ACKNOWLEDGMENT



STATE OF CALIFORNIA
                                      ss.:
COUNTY OF LOS ANGELES


          On this 26th day of January, 2000, before me, the undersigned, personally appeared Daniel W. Latham, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                  ----------------------------------
                                  [NOTARY SEAL]


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                                             COYOTE LEASING, LLC

                                             By:
                                                     --------------------------
                                             Name:

                                             Title:









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